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                                                                  EXHIBIT (j)(1)

                [SUTHERLAND - ASBILL & - BRENNAN LLP LETTERHEAD]


Steven B. Boehm                                 1275 Pennsylvania Avenue, NW
DIRECT LINE: 202.383.0176                       Washington, DC 20004-2415
                                                202-383-0100
Internet: sboehm@sablaw.com                     fax 202-637-3593
                                                www.sablaw.com

                                January 28, 2000



The Board of Trustees
TIAA-CREF Institutional Mutual Funds
730 Third Avenue
New York, NY 10017-3206

     Re:     TIAA CREF Institutional Funds
             (File Nos. 33-76651 and 811-9301)
             ---------------------------------

Ladies and Gentlemen:

     We hereby consent to our name under the caption "Legal Matters" in the statement of additional information filed as a part of the above-referenced registration statement on Form N-1A for the TIAA-CREF Institutional Mutual Funds. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Sincerely,

                                /s/ STEVEN B. BOEHM

                                Steven B. Boehm




SBB/mh
cc:  Ilana Marcus, Esq./TIAA-CREF

Enclosure